UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

congatec Holding AG

(Exact name of registrant as specified in its charter)

Federal Republic of Germany	Not Applicable
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Auwiesenstrasse 5

94469 Deggendorf, Germany

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

(Title of each class to be so registered)	(Exchange on which each class is to be registered)
American Depositary Shares, each representing one-quarter of an ordinary share Ordinary shares, €1.00 nominal value per share*	The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC*

*                 Not for trading, but only in connection with the listing of the American Depositary Shares on The NASDAQ Stock Market LLC.  The American Depositary Shares represent the right to receive the Ordinary Shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 (Registration No. 333-207425).

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-207424

Securities to be registered pursuant to Section 12(g) of the Securities Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant’s Securities to be Registered.

The description of the American Depositary Shares (the “ADSs”) of congatec Holding AG (the “Registrant”) as included under the caption “Description of American Depositary Shares” in the Prospectus forming a part of the Registration Statement on Form F-1 (Registration No. 333-207424), as filed publicly with the Securities and Exchange Commission (the “Commission”) on October 14, 2015 and amended on November 4, 2015 and November 13, 2015, including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference.  In addition, all of the above-referenced descriptions in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.

Item 2.         Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

congatec Holding AG

Date: November 13, 2015	By:	/s/ Jason Carlson
	Name:	Jason Carlson
	Title:	Chief Executive Officer